UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2020

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32404	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1960 S. 4250 West, Salt Lake City, UT 84104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001	PTE	Nasdaq Capital Market
Preferred Stock Purchase Rights		Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

Item 1.01.	Entry into a Material Definitive Agreement

On September 2, 2020, Arches Research, Inc., a subsidiary of PolarityTE, Inc. (“Arches”) entered into two agreements with Co-Diagnostics, Inc. (“Co-Diagnostics”).

The COVID-19 Laboratory Services Agreement between the parties provides that Arches will perform specimen testing services for customers referred by Co-Diagnostics to Arches. Co-Diagnostics will arrange all logistics for delivering specimens to Arches for COVID-19 testing for those customers of Co-Diagnostics electing to use the service. Arches bills Co-Diagnostics for the testing services and Co-Diagnostics manages all customer billing.

The Rental Agreement for LGC Genomics Oktopure Extraction Machine between Arches and Co-Diagnostics provides that Co-Diagnostics will make available to Arches the Oktopure high throughput extraction machine that Arches will use to perform COVID-19 testing. The term of the agreement is 12 months, requires Arches to use Co-Diagnostics tests exclusively in the machine, and establishes for Arches a minimum monthly purchase obligation for Co-Diagnostics tests and related consumables used in the testing process.

On September 8, 2020, the PolarityTE, Inc., issued a press release titled “PolarityTE Announces Strategic Partnership with Co-Diagnostics to Expand COVID-19 Testing Platform,” a copy of which is attached to this report as an exhibit.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 8, 2020, titled “PolarityTE Announces Strategic Partnership with Co-Diagnostics to Expand COVID-19 Testing Platform.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: September 8, 2020	/s/ Jacob Patterson
Jacob Patterson
Interim Chief Financial Officer